Exhibit 99.1

AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the Ordinary Shares (represented by ADS, each of which represents one Ordinary Share) of Nightstar Therapeutics plc and further agree that this Joint Filing Agreement be included as an Exhibit to such joint filings. It is understood and agreed that the joint filing of the Schedule 13G shall not be construed as an admission that the persons named herein constitute a group for purposes of Regulation 13D-G of the Securities Exchange Act of 1934, as amended.

Dated:    March 14, 2019

SYNCONA PORTFOLIO LIMITED

By:	/s/ Nick Moss
Name:	Nick Moss
Title:	Director

SYNCONA HOLDINGS LIMITED

By:	/s/ Nick Moss
Name:	Nick Moss
Title:	Director

SYNCONA INVESTMENT MANAGEMENT LIMITED

By:	/s/ Martin Murphy
Name:	Martin Murphy
Title:	Director

SYNCONA LIMITED

By:	/s/ Nick Moss
Name:	Nick Moss
Title:	Director